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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Joint Registration Statement on Form S-3 (File No. 333-29671 and 333-29671-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our report dated October 3, 1997 relating to the financial statements of CHC International Inc. Hospitality Division as of and for the years ended November 30, 1995 and 1996, which appears in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated September 30, 1997.


                                                       /s/ PRICE WATERHOUSE, LLP


Miami, Florida
October 23, 1997